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                                                                    Exhibit 3.7

                          CERTIFICATE OF INCORPORATION

                                       OF

                          MARINE TRADING PACIFIC, INC.

                    FIRST.  The name of this corporation is:

                          MARINE TRADING PACIFIC, INC.

     SECOND. Its registered office in the State of Delaware is to be located at 1105 North Market Street, in the City of Wilmington, County of New Castle, and its registered agent is:

                                 LSN/CSC, INC.
                            1105 North Market Street
                              WILMINGTON, DELAWARE

     THIRD. The nature of the business and the objects and purposes to be transacted, promoted and carried on are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

     To purchase or to take by fishing, harpooning, digging, dredging, diving or otherwise, fish, whales, clams, oysters, lobsters, shrimps, crabs, scallops, mollusks, crustacea, coral, shells, sponges, foods and substances of all kinds from any of the salt or fresh waters of the world.


     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

     Two Thousand (2,000) shares without par value.

     FIFTH. The name and mailing address of each of the incorporator or incorporators is as follows:

          NAME                     MAILING ADDRESS

     A. STIMER                     1105 North Market Street
                                   WILMINGTON, DELAWARE
     B. OSTENDARP                  1105 North Market Street
                                   WILMINGTON, DELAWARE
     C. HEAL                       1105 North Market Street
                                   WILMINGTON, DELAWARE

     SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized:

     To make, alter, amend and repeal the by-laws;


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     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to alter or abolish any such reserve; to authorize and cause to be executed mortgages and liens upon the property and franchises of this corporation:

     To designate, by resolution passed by a majority of the whole board, one or more committees, each to consist of two or more directors, which committees, to the extent provided in such resolution or in the by-laws of the corporation, shall have and may exercise any or all of the powers of the board of directors in the management of the business and affairs of this corporation and have power to authorize the seal of this corporation to be affixed to all papers which may require it;

     From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of this corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by law or authorized by resolution of the directors or of the stockholders.

     To sell, lease or exchange all of its property and assets, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, when and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding.

     This corporation may in its by-laws confer powers additional to the foregoing upon the directors, in addition to the powers and authorities expressly conferred upon them by law.

     SEVENTH. If the by-laws so provide, the stockholders and directors shall have power to hold their meetings, to have an office or offices and to keep the books of this corporation (subject to the provisions of the statute) outside of the State of Delaware at such places as may from time to time be designated by the by-laws or by resolution of the directors.

     EIGHTH. This corporation reserves the right to amend, alter, change or repeal any provisions contained in this certificate of incorporation in the manner now or hereafter prescribed by law and all rights conferred on officers, directors and stockholders herein are granted subject to this resolution.

     WE, THE UNDERSIGNED, being all of the Incorporators, for the purpose of forming a corporation, in pursuance of an Act of the Legislature of the State of Delaware entitled "An Act Providing a General Corporation Law" (approved March 10, 1899) and the acts amendatory thereof and supplemental thereto, do make and file this certificate of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly hereunto have set our respective hands and seals this thirteenth day of February, 1976.


                                          /s/ A. Stimer    (SEAL)
                                          ------------------------

                                          /s/ M. Ostendarp (SEAL)
                                          ------------------------

                                          /s/ P. Heal      (SEAL)
                                          ------------------------

                                       -2-
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                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                          MARINE TRADING PACIFIC, INC.

(Pursuant to Section 241 of the General Corporation Law of Delaware)

     The undersigned, JOHN J. REAL and ROBERT W. HETZLER hereby do certify that they are and during all of the time mentioned have been the Directors of MARINE TRADING PACIFIC, INC., A Delaware Corporation, and further do hereby certify as follows:

     1. That at a special meeting of the Board of Directors held on Wednesday, February 25, 1976, at 2:00 P.M., in the County of Los Angeles, State of California, the said Board duly adopted the following resolution:

     RESOLVED: That the Articles of Incorporation of MARINE TRADING PACIFIC, INC., A Delaware Corporation, be and the same hereby are amended by striking therefrom Paragraph 2 of Article 3 of said Articles of Incorporation so that a new Article 3 is adopted to read and the same are hereby amended so that the said Article does read:

     "THIRD. The nature of the business and the objects and purposes to be transacted, promoted and carried on are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

     To act as agents for domestic and foreign corporations and to carry on and conduct the business of fishing boats, its gear, equipment and supplies, the management and operation of cold storages, the importing and exporting of marine products, various fresh, canned, and/or frozen food items and such other business as may be incidental thereto."

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
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     2.   That it was not required to obtain the approval and consent of shareholders because there had been no issuance of stock of said corporation to any shareholders.

     3. That the amendment adopted at the special meeting of the Board of Directors is the same as that set forth in the above directors' resolutions.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment of the Articles of Incorporation of MARINE TRADING PACIFIC, INC., this 27th Day of February, 1976.

                                        /s/ John J. Real
                                        ---------------------------------
                                        John J. Real

                                        /s/ Robert W. Hetzler
                                        ---------------------------------
                                        Robert W. Hetzler

                                  VERIFICATION

STATE OF CALIFORNIA  )
                     ) ss.
COUNTY OF LOS ANGELES)

     On this 27th Day of February, 1976, before me, E. CARIBAY, a Notary Public in and for said County and State, residing therein, duly commissioned and sworn, personally appeared JOHN J. REAL and ROBERT W. HETZLER, known to me to be the persons whose names are subscribed to the foregoing Certificate of Amendment of Articles of Incorporation, and acknowledged to me that they executed same.

     WITNESS my hand and official seal.

                                             /s/ ILLEGIBLE
                                             -----------------------------
                                             Notary Public in and for said
                                                  County and State
                                                [NOTARY PUBLIC SEAL]